Exhibit 10.7

COLLATERAL MANAGEMENT AGREEMENT

This Collateral Management Agreement, dated as of October 26, 2012 (the “Agreement”), is entered into by and between Lehigh River LLC, a Delaware limited liability company (together with successors and assigns permitted hereunder, the “Issuer”), and FS Investment Corporation II, a Maryland corporation (together with its successors and assigns, the “Collateral Manager”).

WITNESSETH:

WHEREAS, the Issuer intends to issue, pursuant to an indenture to be dated as of the date hereof (as the same may be supplemented or otherwise modified from time to time, the “Indenture”), by and between the Issuer and Citibank, N.A., as trustee (the “Trustee”), up to $180,000,000 aggregate principal amount of Class A Notes, Due November 20, 2023 (the “Class A Notes”);

WHEREAS, pursuant to the Indenture, the Issuer intends to pledge to the Trustee for the benefit of the Secured Parties certain Collateral Obligations, Eligible Investments, any Equity Securities acquired or received in connection with the Collateral Obligations, together with certain other contract rights, amounts on deposit in certain accounts, certain other assets and the proceeds thereof;

WHEREAS, the Issuer is authorized to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Issuer, certain duties with respect to the Collateral in the manner and on the terms set forth herein and to perform such additional duties as are consistent with the terms of this Agreement and the Indenture as the Issuer may from time to time request; and

WHEREAS, the Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, the parties hereto agree as follows:

1.	Definitions.

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Indenture.

“Agreement” shall mean this Collateral Management Agreement, as amended or otherwise modified from time to time in accordance with the terms hereof.

“Collateral Management Fee” shall have the meaning specified in Section 8(a).

2.	General Duties of the Collateral Manager.

The Collateral Manager shall provide services to the Issuer as follows:

(a) Subject to and in accordance with the terms of the Indenture and this Agreement, the Collateral Manager agrees to supervise and direct the investment and reinvestment of the Collateral and shall perform on behalf of the Issuer, after observation of any directions of the Board of Managers, those investment-related duties and functions assigned to the Issuer under the Indenture, including, without limitation, the furnishing of Issuer Orders and providing such certifications as may be required under the Indenture with respect to permitted purchases and sales of Collateral Obligations and Eligible Investments, and the Collateral Manager shall have the power to execute and deliver all other necessary and appropriate documents and instruments on behalf of the Issuer with respect thereto except to the extent otherwise expressly provided in the Indenture.

(b) The Collateral Manager shall, subject to the terms and conditions of the Indenture, perform its obligations hereunder with reasonable care and in good faith using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it manages for others with similar objectives and policies, and carry out its obligations hereunder in a manner consistent with the practices and procedures followed by prudent institutional managers of national standing relating to assets of the nature and character of the Collateral. Without prejudicing the preceding sentence, the Collateral Manager shall follow its customary standards, policies and procedures in performing its duties hereunder.

(c) The Collateral Manager shall comply with all of the terms and conditions of the Indenture affecting the duties and functions to be performed by it hereunder. The Collateral Manager shall be bound to follow the terms of any amendment to the Indenture, subject to the limitations set forth in Section 8.5 of the Indenture.

(d) Subject to the terms and conditions of this Agreement and the Indenture, the Collateral Manager shall (i) select the Collateral Obligations and Eligible Investments to be acquired by the Issuer, (ii) invest and reinvest the Collateral and facilitate the acquisition and settlement of Collateral Obligations by the Issuer and (iii) instruct the Trustee with respect to any disposition or tender of a Collateral Obligation, Equity Security or Eligible Investment by the Issuer. In performing its duties hereunder, the Collateral Manager shall seek to maximize the value of the Collateral for the benefit of the Noteholders, taking into account the investment criteria and limitations set forth herein and in the Indenture, and the Collateral Manager shall use all reasonable efforts to manage the Collateral in such a way that timely payments are made on the Class A Notes and no Default occurs under the Indenture; provided, that (x) the Collateral Manager shall not be responsible if such objectives are not achieved so long as the Collateral Manager performs its duties under this Agreement and the Indenture in the manner provided for herein and therein; and (y) there shall be no recourse to the Collateral Manager with respect to the Class A Notes. In no event whatsoever shall there be recourse to the Collateral Manager or any of its Affiliates for any amounts payable on the Class A Notes or the other payment obligations of the Issuer under the Indenture or any of the other documents executed and delivered by the Issuer in connection with the transactions contemplated by the Indenture.

(e) The Collateral Manager shall monitor the Collateral on behalf of the Issuer and, on an ongoing basis, provide to the Trustee, the Collateral Administrator and the Issuer all reports, schedules and other data which the Issuer is required to prepare and deliver under the Indenture, substantially in the form and containing such information required thereby, in sufficient time for such required reports, schedules and data to be reviewed and delivered by the Issuer to the parties entitled thereto under the Indenture. In addition, the Collateral Manager shall, on behalf of the Issuer and to the extent reasonable and practicable, from sources of information normally available to it, be responsible for obtaining any information concerning whether a Collateral Obligation has become a Defaulted Obligation.

(f) The Collateral Manager may, subject to and in accordance with the provisions of the Indenture and this Agreement, direct the Trustee to take the following actions with respect to the Collateral:

(i)	retain any Collateral Obligation, Equity Security or Eligible Investment;

(ii)	sell or otherwise dispose of such Collateral Obligation, Equity Security or Eligible Investment in the open market or otherwise as permitted under the terms hereof and under the terms of the Indenture;

(iii)	if applicable, tender such Collateral Obligation, Equity Security or Eligible Investment pursuant to an Offer;

(iv)	if applicable, consent or withhold consent to any proposed amendment, modification or waiver pursuant to an Offer;

(v)	retain or dispose of any securities or other property (other than Cash) received pursuant to an Offer;

(vi)	waive, or consent to the waiver of, any default with respect to a Defaulted Obligation;

(vii)	accelerate, or vote to accelerate, the maturity of a Defaulted Obligation;

(viii)	take appropriate action with respect to Collateral that does not constitute Collateral Obligations or Eligible Investments; or

(ix)	subject to Sections 7.20 and 7.21 of the Indenture, exercise, or consent to the exercise of, any other rights or remedies with respect to such Collateral Obligation, Equity Security or Eligible Investment as provided in the related document and instruments governing such Collateral Obligation.

(g) Subject to the satisfaction of the requirements of this Agreement and the Indenture, following the disposition of any Collateral Obligation, Equity Security or Eligible Investment (or any security or property received in exchange therefor), the Collateral Manager shall direct the Trustee to apply such amounts in accordance with the Indenture to the purchase of one or more Collateral Obligations or Eligible Investments from time to time as required or permitted by the Indenture.

(h) The Collateral Manager hereby agrees to the following:

(i)	the Collateral Manager agrees not to institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws until at least one year and one day or, if longer, the applicable preference period then in effect, after the payment in full of all Class A Notes; provided, that nothing in this clause (i) shall preclude, or be deemed to estop, the Collateral Manager (A) from taking any action prior to the expiration of the applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Issuer or (y) any involuntary insolvency proceeding filed or commenced against the Issuer by a Person other than the Collateral Manager, or (B) from commencing against the Issuer or any properties of the Issuer any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding;

(ii)	the Collateral Manager shall cause any purchase or sale of any Collateral Obligation to be conducted on terms and conditions no less favorable to the Issuer than those available on an arm’s length basis;

(iii)	the Collateral Manager shall provide to the Independent accountants appointed pursuant to Section 10.7 of the Indenture all reports, data and other information (including, without limitation, any letters of representations) that such accountants may reasonably request in connection with such appointment, to the extent reasonably available to the Collateral Manager; and

(iv)	the Collateral Manager shall notify the Issuer of any change in control of the Collateral Manager within a reasonable time after such change in control occurs.

(i) In providing services hereunder, the Collateral Manager may, without the prior consent of the Issuer or any Noteholder, employ or contract with third parties at its own expense, including its Affiliates, to render advice (including investment advice) and assistance, including the performance of any of its duties hereunder. Such third parties shall be in addition to the Collateral Administrator employed by the Issuer pursuant to the Collateral Administration Agreement, the Independent accountants appointed on behalf of the Issuer pursuant to Section 10.7 of the Indenture and any additional agents and counsel employed by the Issuer pursuant to the Indenture, and to the maximum extent permitted under applicable law, the Collateral Manager shall not be liable for the acts or omissions of any such Person employed or appointed by the Issuer. The Collateral Manager shall not be relieved of any of its duties hereunder as a result of employing or contracting with third parties pursuant to this Section 2(i) regardless of the performance of services by such third parties. Notwithstanding the foregoing, the Collateral Manager may not assign its duties hereunder except in accordance with Section 16.

(j) Notwithstanding anything in this Agreement to the contrary and for the avoidance of doubt, the Collateral Manager shall not purchase any Collateral Obligation on behalf of the Issuer without the prior written consent of a Majority of the Controlling Class.

3.	Brokerage.

The Collateral Manager, in its sole discretion, shall seek to obtain the best execution for all orders placed with respect to the Collateral, considering all relevant circumstances, including, without limitation, if applicable, conditions related to any optional redemption of the Class A Notes or Tax Event (it being understood that the Collateral Manager may not always obtain the best prices available). Subject to the objective of obtaining the best execution, the Collateral Manager may, in the allocation of business, take into consideration all factors that it deems relevant, including, without limitation, the price, the size of the transaction, the nature of the market for the security, the amount of the commission, the amount of any assignment or transaction fees, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved, the quality of service rendered by the broker or dealer in other transactions and other research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers, in connection with the duties of the Collateral Manager hereunder or otherwise, in each case in compliance with Section 28(e) of the Exchange Act. Such brokerage services may be used by the Collateral Manager or its Affiliates in connection with its other advisory activities or investment operations. The Collateral Manager may aggregate sales and purchase orders with respect to a transaction with similar orders being made simultaneously for other accounts managed by the Collateral Manager or its Affiliates, if in the Collateral Manager’s reasonable judgment such aggregation may result in an overall economic benefit to the Issuer, taking into consideration the selling or purchase price, brokerage commission or other expenses. The terms and conditions of any transaction between the Company and the Collateral Manager pursuant to this Agreement shall be conducted and executed in accordance with applicable law and under terms and at a price that would be applicable in a materially identical transaction conducted on an arms-length basis. When a transaction on behalf of the Issuer occurs as part of any aggregate sales or purchase orders by the Collateral Manager, the objective of the Collateral Manager (and of its Affiliates involved in such transactions) shall be to allocate the executions among the accounts in an equitable manner based on then current facts and circumstances as determined by the Collateral Manager from information reasonably available to it.

Subject to the Collateral Manager’s execution obligations described herein, the Collateral Manager is hereby authorized to effect client cross-transactions where the Collateral Manager causes a transaction to be effected between the Issuer and another account advised by it or any of its Affiliates; provided that, if and to the extent required by the Advisers Act, such authorization is terminable at the Issuer’s option without penalty, effective upon receipt by the Collateral Manager of written notice from the Issuer.

4.	Additional Activities of the Collateral Manager.

(a) Nothing herein shall prevent the Collateral Manager or any of its Affiliates from engaging in other businesses, or from rendering services of any kind to the Issuer and its Affiliates, the Trustee, the Holders of the Class A Notes or any other Person. Without prejudice to the generality of the foregoing, the Collateral Manager and its Affiliates and their respective members, managers, directors, officers, stockholders, employees and agents may, among other things, and subject to any limits specified in the Indenture and to the extent permitted by applicable law:

(i)	serve as directors (whether supervisory or managing), officers, employees, agents, nominees or signatories for the Issuer, its Affiliates or any issuer of any obligations included in the Collateral, to the extent permitted by their organizational documents, as from time to time amended, or by any resolutions duly adopted by the Issuer, its Affiliates or any issuer of any securities included in the Collateral, pursuant to their respective organizational documents;

(ii)	receive fees for services rendered to any issuer of any obligations included in the Collateral; provided, that (i) if any portion of such services is related to any obligations included in the Collateral, the portion of such fees, if any, that are payable to the Issuer and included within the definition of “Principal Proceeds” in the Indenture relating to such obligations shall be deposited in the Collection Account and (ii) with respect to such services, the Collateral Manager is not acting as an agent for the Issuer;

(iii)	be retained to provide services to the Issuer or its Affiliates that are unrelated to this Agreement, and be paid therefor;

(iv)	be a secured or unsecured creditor of, or hold an equity interest in, the issuer of any obligations included in the Collateral or any Affiliate thereof;

(v)	make a market in any Collateral Obligation, Eligible Investment or in the Class A Notes; provided, that with respect to such market, the Collateral Manager is not acting as agent for the Issuer;

(vi)	serve as a member of any “creditors’ committee” or informal workout group with respect to any obligation included in the Collateral which has become, or, in the Collateral Manager’s reasonable opinion, may become, a Defaulted Obligation; and

(vii)	act as collateral manager, investment manager or investment advisor for any other entity which invests in securities in connection with collateralized debt obligation transactions and in accordance with investment policies and objectives similar to that of the Issuer; provided, that the Collateral Manager may not take any such action if such action would require registration of the Issuer as an “investment company” under the Investment Company Act or violate any provisions of federal or applicable state law or any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer.

(b) It is understood that the Collateral Manager and any of its Affiliates may engage in any other business and furnish investment management and advisory services to others, including Persons which may have investment policies different from or similar to those of the Collateral Manager and which may own securities of the same class, or which are of the same type as the Collateral Obligations, Equity Securities or Eligible Investments or other securities of the issuers of Collateral Obligations, Equity Securities or Eligible Investments. The Collateral Manager shall be free in its sole discretion to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Collateral. The Issuer acknowledges that transactions in a specific Collateral Obligation may not be accomplished for all accounts of the Collateral Manager’s clients at the same time or the same price.

(c) Nothing contained in this Agreement shall prevent the Collateral Manager or any of its Affiliates, acting either as principal or agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, securities of the same kind or class, or securities of a different kind or class of the same issuer, as those directed by the Collateral Manager to be purchased or sold on behalf of the Issuer hereunder. It is understood that, to the extent permitted by applicable law, the Collateral Manager, its Affiliates, and any officer, director, member, manager or employee of the Collateral Manager or any such Affiliate or any member of their families or a Person advised by the Collateral Manager may have an interest in a particular transaction or in securities of the same kind or class, or securities of a different kind or class of the same issuer, as those whose purchase or sale the Collateral Manager may direct hereunder.

(d) The Issuer acknowledges that the ability of the Collateral Manager and its Affiliates to effect and/or recommend transactions related to the Collateral Obligations may be restricted by applicable regulatory requirements in the United States or elsewhere and/or the Collateral Manager’s internal policies designed to comply with such requirements. Without limitation of the foregoing, when the Collateral Manager or an Affiliate is engaged in an underwriting or other distribution of securities of a company, the Collateral Manager may in certain circumstances be prohibited from purchasing or recommending the purchase of certain securities of that company for its clients. Without limitation of the foregoing, the Collateral Manager and its Affiliates may also be prohibited from effecting certain transactions for the Issuer’s account with or through its Affiliates, when acting as agent for another customer as well as the Issuer in respect of a particular transaction, or from acting as the counterparty on a transaction with the Issuer. If not prohibited, the Collateral Manager is nonetheless not required to effect transactions for the Issuer’s account with or through the Collateral Manager’s Affiliates and other clients of the Collateral Manager and/or its Affiliates or in instances in which the Collateral Manager or its Affiliates have multiple interests.

(e) Unless the Collateral Manager determines in its sole discretion that such purchase or sale may be appropriate, the Collateral Manager may refrain from directing the purchase or sale hereunder of securities of (i) the Collateral Manager, its Affiliates or any of its or their officers, directors, agents, stockholders or employees, (ii) Persons for which the Collateral Manager or its Affiliates act as financial adviser or underwriter and (iii) Persons about which the Collateral Manager or its Affiliates have information which the Collateral Manager deems confidential or non-public or otherwise might prohibit it from trading such securities in accordance with applicable law. The Collateral Manager shall not be obligated to exploit any particular investment opportunity that may arise with respect to the Collateral.

5.	Conflicts of Interest.

(a) Any purchase or disposition of a Collateral Obligation shall be made in accordance with Section 2(h)(ii). Any purchase or disposition of a Collateral Obligation effected on behalf of the Issuer with the Collateral Manager or any Affiliate thereof will be effected in accordance with all applicable laws (including, without limitation, the Investment Company Act and the Advisers Act and their respective rules and regulations) and on terms as favorable to the Issuer as would be the case if such Person were not so affiliated.

(b) Various potential and actual conflicts of interest may arise from the overall investment activities of the Collateral Manager and its Affiliates. The Collateral Manager and its Affiliates may invest in securities and loans that would be appropriate to purchase under the Indenture. Such investments may be different from those made on behalf of the Issuer. The Collateral Manager and its Affiliates may have ongoing relationships with companies whose securities or loans are purchased under the Indenture as Collateral Obligations. Affiliates and clients of the Collateral Manager may invest in securities or loans that are senior to, or have interests different from or adverse to, the securities and loans that are purchased under the Indenture. The Collateral Manager may serve as asset manager for, invest in, or be affiliated with, other entities organized to issue collateralized debt obligations secured by high yield debt securities, loans, emerging market debt securities and loans or other types of investments (or combinations thereof). The Collateral Manager has and may at certain times be simultaneously seeking to purchase or sell investments for the Issuer and any similar entity for which it serves as asset manager, or for its clients and Affiliates, or enter into transactions between the Issuer and any similar entity for which it serves as asset manager. The Issuer hereby acknowledges the various potential and actual conflicts of interest that may exist with respect to the Collateral Manager as described above and further acknowledges and agrees that, except to the extent that the Collateral Manager breaches any of its covenants or undertakings hereunder, the Collateral Manager shall have no liability arising out of such potential or actual conflicts of interest; provided, that nothing in this Section 5 shall be construed as altering the duties of the Collateral Manager as set forth in this Agreement or any other transaction document or the requirements of any law, rule, or regulation applicable to the Collateral Manager.

6.	Records; Confidentiality.

The Collateral Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by a representative of the Issuer, the Trustee, the Holders of the Class A Notes, the Collateral Administrator and the Independent accountants appointed by the Collateral Manager on behalf of the Issuer pursuant to Section 10.7 of the Indenture at any time during the Collateral Manager’s normal business hours and upon not less than three (3) Business Days’ prior notice. The Collateral Manager shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties except (i) with the prior written consent of the Issuer, (ii) in connection with establishing trading or investment accounts or otherwise in connection with effecting transactions on behalf of the Issuer, (iii) as required by law, regulation, court order, organizational document or the rules or regulations of any self-regulating organization, body or official having jurisdiction over the Collateral Manager, (iv) to its professional advisers, (v) information relating to performance of the Collateral as may be used by the Collateral Manager in the ordinary course of its business, (vi) such information that was or is obtained by the Collateral Manager on a non-confidential basis; provided, that the Collateral Manager does not know or have reason to know of any breach by such source of any confidentiality obligations with respect thereto, (vii) such information as may be necessary or desirable in order for the Collateral Manager to prepare, publish and distribute to any Person any information relating to the investment performance of the Collateral during any period that the Collateral Manager serves as an investment adviser to the Issuer, (viii) to potential buyers in connection with a sale of any of the Class A Notes or any Collateral and (x) such information as shall have been publicly disclosed other than in violation of this Agreement; provided, that notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, each party hereto (and any employee, representative or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of the transactions contemplated hereby and by the transaction documents and all materials of any kind (including opinions or other tax analysis) that are provided to such party relating to such tax treatment and tax structure. For this purpose, “tax structure” is limited to any facts relevant to the U.S. federal income tax treatment of the offering and does not include information relating to the identity of the Issuer. For purposes of this Section 6, none of the Issuer, the Holders of the Class A Notes or the Trustee shall be considered “non-affiliated third parties.”

7.	Obligations of Collateral Manager.

Subject to the terms of the Indenture and to Section 10 hereof, the Collateral Manager shall use all commercially reasonable efforts to ensure that no action is taken by it, and shall not willfully or in a grossly negligent manner take any action which would (a) materially adversely affect the status of the Issuer for purposes of U.S. federal or state law or any other law which, in the Collateral Manager’s good faith judgment, is applicable to the Issuer, (b) not be permitted by the Issuer’s organizational documents, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, actions which would violate any U.S. federal, state or other applicable securities law the violation of which would adversely affect, in any material respect, any Holder of any Class A Notes, the business, operations, assets or financial condition of the Issuer, or the ability of the Collateral Manager to perform its obligations hereunder, (d) require registration of the Issuer or the pool of Collateral as an “investment company” under the Investment Company Act, (e) adversely affect the Trustee in any material respect, (f) result in the Issuer violating the terms of the Indenture, (g) adversely affect the interests of the Secured Parties in the pool of Collateral in any material respect (other than actions (i) permitted hereunder or under the Indenture or (ii) taken in the ordinary course of business of the Collateral Manager in accordance with its fiduciary duties to its clients) or (h) cause (i) the Issuer to take any action or make an election to classify itself as an association taxable as a corporation for federal, state or any applicable tax purposes or (ii) otherwise cause adverse tax consequences to the Issuer, it being understood that, in all circumstances, (x) the Collateral Manager and its Affiliates and their respective members, managers, directors, officers, stockholders, employees and agents shall not be liable to the Issuer except as provided in Section 10 and (y) in connection with the foregoing, the Collateral Manager shall not be required to make any independent investigation of any facts or laws not otherwise known to it in connection with its obligations under this Agreement and the Indenture or the conduct of its business generally. If the Collateral Manager is ordered to take any such action, the Collateral Manager shall promptly notify the Trustee if, in the Collateral Manager’s judgment, such action would have one or more of the consequences set forth above; provided, that the Collateral Manager need not take such action unless a Majority of the Controlling Class have consented thereto in writing. In addition, the Collateral Manager need not take such action unless arrangements satisfactory to it are made to insure or indemnify the Collateral Manager from any liability it may incur as a result of such action. The Collateral Manager and its Affiliates and their respective members, managers, directors, officers, stockholders, employees and agents shall not be liable to the Issuer, the Trustee, any Secured Party or any other Person except as provided in Section 10. The Collateral Manager covenants that it shall comply in all material respects with applicable laws and regulations relating to its performance under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, any indemnification of the Collateral Manager provided for in this Section 7 shall be payable out of the Collateral in accordance with the Priority of Payments.

8.	Compensation.

(a) On each Payment Date, the Collateral Manager shall be entitled to receive, for services rendered and performance of its obligations under this Agreement over the related Due Period, a fee payable in arrears equal to an aggregate 0.15% per annum on the Aggregate Principal Amount of the Collateral Portfolio (such fee, the “Collateral Management Fee”), measured as of the beginning of the Due Period preceding such Payment Date and payable in accordance with the Priority of Payments as described in Article XI of the Indenture on each such Payment Date. The Collateral Management Fee shall be computed on the basis of a calendar year consisting of 360-days and the actual number of days elapsed.

(b) If this Agreement is terminated pursuant to Section 12 or 13 or otherwise, any accrued and unpaid Collateral Management Fee will immediately become due and payable in accordance with the Priority of Payments on the next Payment Date to the outgoing Collateral Manager; provided, that the accrued and unpaid Collateral Management Fee with respect to the Due Period in which this Agreement is terminated will be payable to the outgoing Collateral Manager and the successor Collateral Manager pro rata based on the number of days each served in such capacity during the Due Period in which this Agreement is terminated; provided, further, that any accrued and unpaid Collateral Management Fee accrued prior to the Due Period in which this Agreement is terminated, including any Collateral Management Fees deferred pursuant to Section 8(c), shall be payable solely to the outgoing Collateral Manager.

(c) If on any Payment Date there are insufficient funds to pay any Collateral Management Fee then due in full in accordance with the Priority of Payments, or if on or prior to any Payment Date the Collateral Manager elects (by delivering notice of such election to the Trustee and the Collateral Administrator) to defer all or any portion of the Collateral Management Fee due or to become due on such Payment Date, the amount not so paid or elected to be deferred shall be deferred and shall be payable on the first succeeding Payment Date on which any funds are available therefor in accordance with the Priority of Payments, unless deferred again. The Collateral Manager shall have the right, at its sole option, to waive all or a portion of any accrued and unpaid Collateral Management Fee at any time by delivering notice thereof to the Trustee, and directing the Trustee to apply such amounts as Interest Proceeds or as Principal Proceeds for application in accordance with the Priority of Payments.

(d) The Collateral Manager shall be responsible for all expenses incurred in the performance of its obligations under this Agreement; provided, that the following shall be reimbursed by the Issuer in accordance with the Indenture: (i) the fees and disbursements of the Collateral Manager and its counsel with respect to the offering and sale of the Class A Notes, (ii) the reasonable fees and reasonable expenses of employing outside lawyers or consultants in connection with the restructuring of any Collateral

Obligation, (iii) the fees payable to Virtus Group, LP, as Collateral Administrator under the Collateral Administration Agreement, (iv) the reasonable fees and reasonable expenses of employing outside lawyers to provide advice with respect to any provisions of the Indenture or this Agreement, including any amendment or waiver thereto or hereto, (v) the reasonable expenses of exercising observation rights (including through a representative) pursuant to Section 18, and (vi) the expenses of Independent accountants of the Issuer.

9.	Benefit of the Agreement.

The Collateral Manager agrees that its obligations under this Agreement shall be enforceable by the Trustee on behalf of the Secured Parties.

10.	Limits of Collateral Manager Responsibility; Indemnification.

(a) The Collateral Manager assumes no responsibility under this Agreement other than to render the services called for hereunder and under the terms of the Indenture applicable to it with reasonable care and in good faith and, subject to the standard of conduct described in the next succeeding sentence, shall not be responsible for any action of the Issuer or the Trustee in following or declining to follow any advice, recommendation or direction of the Collateral Manager. The Collateral Manager and its Affiliates and their respective members, managers, directors, officers, stockholders, employees and agents shall not be liable to the Issuer, the Trustee, any Secured Party or the Holders of the Class A Notes or any other Persons for any Losses (as defined below) incurred, or for any decrease in the value of the Collateral or the Class A Notes, as a result of the actions taken or recommended, or for any omissions, by the Collateral Manager or its Affiliates or their respective members, managers, directors, officers, stockholders, employees or agents under this Agreement, except by reason of acts or omissions constituting bad faith, fraud, willful misconduct or gross negligence in the performance of its obligations hereunder and under the applicable terms of the Indenture. Notwithstanding anything in this Agreement or the Indenture to the contrary, any obligation of the Collateral Manager to apply commercially reasonable efforts in purchasing and disposing of Collateral Obligations and Eligible Investments and the performance of its other duties under this Agreement shall permit the Collateral Manager to take into account its investment decision-making process and any other considerations it deems appropriate. The Collateral Manager and its Affiliates and their respective members, managers, directors, officers, stockholders, employees and agents shall be entitled to indemnification by the Issuer in accordance with Section 10(b) and the Priority of Payments. The Collateral Manager shall indemnify and hold harmless (the Collateral Manager, in such case the “Indemnifying Party”) the Issuer and its Affiliates and their respective members, managers, directors, officers, stockholders, employees and agents (each, an “Indemnified Party”) from and against any and all expenses, losses, damages, liabilities, demands, charges or claims of any nature whatsoever (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), as incurred, in respect of or arising from acts or omissions constituting, and determined in a final judicial proceeding to constitute, bad faith, fraud, willful misconduct or gross negligence in the performance by the Collateral Manager of its obligations hereunder and under the applicable terms of the Indenture.

(b) The Issuer shall indemnify and hold harmless (the Issuer, in such case the “Indemnifying Party”) the Collateral Manager and its Affiliates and their respective members, managers, directors, officers, stockholders, employees and agents (each, an “Indemnified Party”) from and against any and all Losses, as incurred, in respect of or arising from (i) the issuance of the Class A Notes, (ii) the transactions described in the Indenture or this Agreement, or (iii) any action or failure to act by any Indemnified Party which has not been determined in a final judicial proceeding to constitute bad faith, fraud, willful misconduct or gross negligence of the Collateral Manager’s duties under this Agreement or the Indenture. The obligations of the Issuer under this Section 10 to indemnify any Indemnified Party for any Losses will be payable solely out of the Collateral in accordance with the Priority of Payments.

The foregoing provisions, however, shall not be construed to relieve any Person of any liability to the extent that such liability may not be waived, modified or limited under applicable law.

(c) An Indemnified Party shall (or, solely in the case of Collateral Manager as Indemnified Party, with respect to the Collateral Manager’s Affiliates and the members, managers, directors, officers, stockholders, employees and agents of the Collateral Manager and its Affiliates, the Collateral Manager shall cause such Indemnified Party to) promptly notify the Indemnifying Party if the Indemnified Party receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim for indemnification under this Section 10, but failure so to notify the Indemnifying Party (i) shall not relieve such Indemnifying Party from its obligations under Section 10(b) unless and to the extent that it did not otherwise learn of such action or proceeding and to the extent such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses and (ii) shall not, in any event, relieve the Indemnifying Party of any obligations to any Person entitled to indemnity pursuant to Section 10(b) other than the indemnification obligations provided for in Section 10(b).

(d) With respect to any claim made or threatened against an Indemnified Party, or compulsory process or request served upon such Indemnified Party for which such Indemnified Party is or may be entitled to indemnification under this Section 10, such Indemnified Party shall (or, solely in the case of Collateral Manager as Indemnified Party, with respect to the Collateral Manager’s Affiliates and the members, managers, directors, officers, stockholders, employees and agents of the Collateral Manager and its Affiliates, the Collateral Manager shall cause such Indemnified Party to), at the Indemnifying Party’s expense:

(i)

give written notice to the Indemnifying Party of such claim within ten (10) days after such claim is made or threatened, which notice shall specify in reasonable detail the nature of the claim and the amount (or an estimate of the amount) of the claim; provided, that failure to give notice shall not relieve the Indemnifying Party of its obligation hereunder, unless the Indemnifying Party is materially prejudiced or otherwise forfeits substantial rights or defenses by reason of such failure;

(ii)	provide the Indemnifying Party such information and cooperation with respect to such claim as the Indemnifying Party may reasonably require, including, but not limited to, making appropriate personnel available to the Indemnifying Party at such reasonable times as the Indemnifying Party may request;

(iii)	cooperate and take all such steps as the Indemnifying Party may reasonably request to preserve and protect any defense to such claim;

(iv)	in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Party may exercise in its sole discretion and at its expense, to participate in the investigation, defense and settlement of such claim;

(v)	neither incur any material expense to defend against nor release or settle any such claim or make any admission with respect thereto (other than routine or incontestable admissions or factual admissions the failure to make which would expose such Indemnified Party to unindemnified liability) without the prior written consent of the Indemnifying Party; provided, that the Indemnifying Party shall have advised such Indemnified Party that such Indemnified Party is entitled to be indemnified hereunder with respect to such claim; and

(vi)

upon reasonable prior notice, afford to the Indemnifying Party the right, in its sole discretion and at its sole expense, to assume the defense of such claim, including, but not limited to, the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such claim; provided, that if the Indemnifying Party assumes the defense of such claim, it shall not be liable for any fees and expenses of counsel for any Indemnified Party incurred thereafter in connection with such claim except that if such Indemnified. Party reasonably determines that counsel designated by the Indemnifying Party has a conflict of interest, such Indemnifying Party shall pay the reasonable fees and disbursements of one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, further, that prior to entering into any final settlement or compromise, such Indemnifying Party shall seek the consent of the Indemnified Party and use its best efforts in the light of the then prevailing circumstances (including, without limitation, any express or implied time constraint on any pending settlement offer) to obtain the consent of such Indemnified Party as to the terms of settlement or compromise. If an Indemnified Party does not consent to the settlement or compromise within a reasonable time under the circumstances and such settlement or compromise includes a full release of all claims and does not include any admission of liability or wrongdoing by the Indemnified Party, the Indemnifying Party shall not thereafter be obligated to indemnify the Indemnified Party for any amount in excess of such proposed settlement or compromise.

(e) No Indemnified Party shall, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim giving rise to a claim for indemnity hereunder, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Indemnifying Party of a release from liability substantially equivalent to the release given by the claimant to such Indemnified Party in respect of such claim.

(f) In the event that any Indemnified Party waives its right to indemnification hereunder, the Indemnifying Party shall not be entitled to appoint counsel to represent such Indemnified Party nor shall the Indemnifying Party reimburse such Indemnified Party for any costs of counsel to such Indemnified Party.

11.	No Partnership or Joint Venture.

The Issuer and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Collateral Manager shall be, for all purposes herein, deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Issuer from time to time, have no authority to act for or represent the Issuer in any way or otherwise be deemed an agent of the Issuer.

12.	Term; Termination.

(a) This Agreement shall continue in force until the first of the following occurs: (i) the payment in full or redemption in whole of the Class A Notes and the termination of the Indenture in accordance with its terms; (ii) the liquidation of the Collateral and the final distribution of the proceeds of such liquidation to the Holders of the Class A Notes; or (iii) the termination of this Agreement in accordance with Section 12(b), (c) or Section 13. The Collateral Manager hereby acknowledges and agrees that the Collateral Manager shall continue to perform its obligations hereunder and under the Indenture in the manner provided herein and therein until the payment in full or redemption in whole of the Class A Notes unless any of the events described in clause (ii) or (iii) of the preceding sentence occur prior thereto.

(b) Notwithstanding any other provision hereof to the contrary, this Agreement may be terminated without cause by the Collateral Manager, and the Collateral Manager may resign, upon 90 days’ prior written notice to the Issuer and the Trustee.

(c) This Agreement shall be automatically terminated in the event that the Issuer or any portion of the pool of Collateral has become required to register as an investment company under the provisions of the Investment Company Act.

(d) If this Agreement is terminated pursuant to this Section 12, such termination shall be without any further liability or obligation of either party to the other, except as provided in Sections 8, 10 and 14, which provisions shall survive the termination of this Agreement.

(e) Upon the removal or resignation of the Collateral Manager pursuant to Section 12 or 13, the Issuer may appoint a successor Collateral Manager that is reasonably acceptable to a Majority of the Controlling Class and that is approved by all of the members of the Issuer.

If the Collateral Manager is removed pursuant to Section 13, (1) a Majority of the Controlling Class may elect to increase the Collateral Management Fee (or provide for a subordinated collateral management fee) for the successor Collateral Manager, subject to the consent of the Issuer; and (2) if a successor Collateral Manager is not appointed within 60 days of such removal of the Collateral Manager for “cause,” the Issuer may not reinvest in additional Collateral Obligations.

(f) Upon the acceptance by a successor Collateral Manager of such appointment, all rights and obligations of the Collateral Manager under this Agreement shall terminate, except as provided in Sections 2(h)(i), 8(b), 10(a), 10(b), 14(a) and 23. Upon expiration of the applicable notice period with respect to termination specified in this Section 12 or Section 13, as applicable, and upon the acceptance by a successor Collateral Manager of such appointment, all authority and power of the Collateral Manager under this Agreement and the Indenture, whether with respect to the Collateral or otherwise, shall automatically and without further action by any Person pass to and be vested in the successor Collateral Manager upon the appointment thereof. Nevertheless, the Collateral Manager shall take such steps as may be reasonably necessary to transfer such authority and power.

13.	Termination for Cause.

This Agreement may be terminated, and the Collateral Manager may be removed by the Issuer for cause, upon thirty (30) days’ prior written notice and with the consent of a Majority of the Controlling Class; provided, that the termination of this Agreement pursuant to

Section 13(c) shall be automatic with no notice required from the Issuer or any other Person and with no consent required from a Majority of the Controlling Class or any other Person; provided, further, that such notice may be waived by the Collateral Manager. Notice of such removal for cause shall be delivered by or on behalf of the Issuer to the Holders of the Class A Notes. For purposes of determining “cause” with respect to termination of this Agreement pursuant to this Section 13, such term shall mean any one of the following events:

(a) the Collateral Manager shall willfully violate or breach any material provision of this Agreement or the Indenture applicable to it;

(b) the Collateral Manager shall violate or breach any provision of this Agreement or any term of the Indenture applicable to it (including, but not limited to, any breach of a material representation, warranty or certification of the Collateral Manager hereunder or thereunder, but other than as covered in Section 13(a), and it being understood that the failure of any Coverage Test or any Eligibility Criteria is not a violation or breach, other than a willful violation or breach of the Eligibility Criteria at the time of the acquisition of any Collateral Obligation), which violation or breach (1) has a material adverse effect on the Holders of any Class A Notes and (2) if capable of being cured, is not cured within 30 days of the Collateral Manager becoming aware of, or its receiving notice from the Issuer or the Trustee of, such violation or breach, or, if such violation or breach is not capable of being cured within 30 days but is capable of being cured in a longer period, it fails to cure such violation or breach within the period in which a reasonably prudent person could cure such violation or breach, but in no event greater than 60 days;

(c) the Collateral Manager is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral Manager (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (ii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager and continue undismissed for 60 days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 60 days;

(d) the indictment of the Collateral Manager for any act constituting fraud or criminal negligence or otherwise constituting a felony, in each case that is related to the Collateral Manager’s performance of its obligations under this Agreement or is materially related to the Collateral Manager providing asset management services;

(e) the occurrence of any event specified in clause (a) or (b) of the definition of Event of Default in the Indenture which default is primarily the result of any act or omission of the Collateral Manager resulting from a breach of its duties under this Agreement or under the Indenture (but not as a result of any default of any Collateral Obligation);

(f) as of any Measurement Date, failure of the percentage equivalent of a fraction, (i) the numerator of which is equal to (1) the Aggregate Principal Amount of all Collateral Obligations plus (2) the aggregate Market Value of all Defaulted Obligations as of such date and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A Notes, to equal or exceed 147.07%; or

(g) GSO/Blackstone Debt Funds Management LLC ceases to be the sub- advisor of the Collateral Manager.

If any of the events specified in Section 13(c) shall occur, the Collateral Manager shall give prompt written notice thereof to the Issuer and the Trustee upon the Collateral Manager’s becoming aware of the occurrence of such event.

14.	Action Upon Termination.

(a) From and after the effective date of termination of this Agreement, the Collateral Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accrued to the date of termination and its pro rata portion of any Collateral Management Fee payable after the date of termination, as provided in Section 8(b), and shall be entitled to receive any amounts owing under Section 10, in each case in accordance with the Priority of Payments on the following Payment Date and each Payment Date thereafter until paid in full. Upon such termination, the Collateral Manager shall as soon as practicable:

(i)	deliver to the Issuer, or to the successor Collateral Manager if so directed by the Issuer, all property and documents of the Trustee or the Issuer or otherwise relating to the Collateral then in the custody of the Collateral Manager; and

(ii)	deliver to the Trustee an accounting with respect to the books and records delivered to the Trustee or the successor Collateral Manager appointed pursuant to Sections 12(e) and (f).

Notwithstanding such termination, the Collateral Manager shall remain liable for its acts or omissions hereunder to the extent set forth in Section 10 arising prior to termination and for any expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising out of a breach of the representations and warranties made by the Collateral Manager in Section 17(b) or from any failure of the Collateral Manager to comply with the provisions of this Section 14 or its obligations under Section 2(h)(i), Section 6 (solely with respect to confidentiality) and Section 7.

The Collateral Manager agrees that, notwithstanding any termination, it shall reasonably cooperate in any Proceeding arising in connection with this Agreement, the Indenture or any of the Collateral (excluding any such Proceeding in which claims are asserted against the Collateral Manager or any Affiliate of the Collateral Manager) upon receipt of appropriate indemnifications and expense reimbursement.

15.	[Reserved].

16.	Assignments.

The Collateral Manager may not assign its rights or responsibilities under this Agreement without the approval of a Majority of the Controlling Class and all of the members of the Issuer; provided, that, notwithstanding the foregoing, the Collateral Manager shall be permitted to assign any or all of its rights and delegate any or all of its obligations under this Agreement to an Affiliate without obtaining the approval of a Majority of the Controlling Class if such Affiliate (i) has demonstrated an ability to perform professionally and competently duties similar to those imposed upon the Collateral Manager under this Agreement and the Indenture; (ii) is legally qualified and has the capacity to act as Collateral Manager under this Agreement and (iii) performs its obligations under this Agreement using substantially the same team of individuals which would have performed such obligations had the assignment not occurred (subject to the right of the Collateral Manager to remove, replace or substitute any such individuals in the ordinary course of its business); provided, further, that any assignment by the Collateral Manager of its rights and responsibilities under this Agreement shall require the written consent of each of the Issuer and a Majority of the Controlling Class if it would constitute an “assignment” for purposes of Section 205(a)(2) of the Advisers Act.

In addition, the Collateral Manager, in its discretion, may employ, or contract with, third parties (including Affiliates) to render advice (including investment advice) and assistance to the Issuer and to perform any of its duties under this Agreement; provided, that the Collateral Manager shall not be relieved of any of its duties under this Agreement regardless of the performance of any services by third parties.

Any assignment made in accordance with this Agreement shall bind the assignee hereunder in the same manner as the Collateral Manager is bound. In addition, the assignee shall execute and deliver to the Issuer and the Trustee a counterpart of this Agreement naming such assignee as Collateral Manager. Upon the execution and delivery of such a counterpart by the assignee, the Collateral Manager shall be released from further obligation pursuant to this Agreement, except with respect to its obligations arising under Section 10 prior to such assignment and for any expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising out of a breach of the representations and warranties made by the Collateral Manager in Section 17(b) or from any failure of the Collateral Manager to comply with the provisions of this Section 16 or its obligations under Section 2(h)(i), Section 6 (with respect to confidentiality) and Section 7 (prior to such assignment). In addition, Sections 10(a), 10(b) and 14 shall survive any release of the Collateral Manager from its obligations under this Agreement pursuant to any assignment.

Any assignment of this Agreement by the Issuer shall require the prior written consent of the Collateral Manager and the Trustee, except in the case of assignment by the Issuer (i) to an entity which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder, or (ii) to the Trustee as contemplated by the Indenture. In the event of any assignment by the Issuer, the Issuer shall use reasonable efforts to cause its successor to execute and deliver to the Collateral Manager such documents as the Collateral Manager shall consider reasonably necessary to effect fully such assignment.

17.	Representations and Warranties.

(a) The Issuer hereby represents and warrants to the Collateral Manager as follows:

(i)	The Issuer has been duly formed and is validly existing under the laws of Delaware, has the full power and authority to own its assets and the securities proposed to be owned by it and included in the Collateral and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement, the Securities Account Control Agreement, the Indenture, or the Class A Notes would require such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer.

(ii)

The Issuer has the full power and authority to execute and deliver this Agreement, the Indenture, the Securities Account Control Agreement and the Class A Notes and perform all obligations required hereunder and thereunder and has taken all necessary action to authorize this Agreement, the Indenture, the Securities Account Control Agreement and the Class A Notes on the terms and conditions hereof and thereof and the execution, delivery and performance of this Agreement, the Indenture, the Securities Account Control Agreement and the Class A Notes and the performance of all obligations imposed upon it hereunder and thereunder. No consent of any other person including, without limitation, stockholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that may be required under state securities or “blue sky” laws and those that have been or shall be obtained in connection with this Agreement, the Indenture, the Securities Account Control Agreement or the issuance of the Class A Notes, is required by the Issuer in connection with this Agreement, the Indenture, the Securities Account Control Agreement or the Class A Notes or the execution, delivery, performance, validity or enforceability of this Agreement, the Indenture, the Securities Account Control Agreement or the Class A Notes or the obligations imposed upon it hereunder or thereunder. This Agreement, the Indenture, the Securities Account Control Agreement and the Class A Notes constitute, and each instrument or document required hereunder or thereunder, when executed and delivered hereunder or thereunder, shall constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to (a) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (b) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii)	The execution, delivery and performance of this Agreement and the documents and instruments required hereunder shall not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the organizational documents of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets is or may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer, and shall not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).

(iv)	The Issuer is not an “investment company” which is required to be registered under the Investment Company Act.

(v)

The Issuer is not in violation of its organizational documents or in breach or violation of or in default under the Indenture, the Securities Account Control Agreement or any contract or agreement to which it is a party or by which it or any of its assets may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the performance by the Issuer of its duties hereunder.

(b) The Collateral Manager hereby represents and warrants to the Issuer as follows:

(i)	The Collateral Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has full corporate power and authority to own its assets and to transact the business in which it is currently engaged and is duly qualified as a corporation and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the ability of the Collateral Manager to perform its obligations under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture applicable to the Collateral Manager.

(ii)

The Collateral Manager has the necessary power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has the necessary power to perform its obligations under the provisions of the Indenture applicable to the Collateral Manager and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder and has taken all necessary corporate action in order to perform its obligations under the terms of the Indenture applicable to the Collateral Manager. No consent of any other person, including, without limitation, creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations required hereunder or the performance of its obligations under the terms of the Indenture applicable to the Collateral Manager. This Agreement has been, and each instrument and document required hereunder will be, executed and delivered by a duly authorized officer of the

Collateral Manager, and this Agreement constitutes, and each instrument and document required hereunder when executed and delivered by the Collateral Manager hereunder will constitute, the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with their terms, subject, as to enforcement, to (a) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Manager and (b) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii)	The execution, delivery and performance of this Agreement and the performance by the Collateral Manager of the terms of the Indenture applicable to it will not violate any provision of any existing law or regulation binding the Collateral Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the organizational documents of, or any securities issued by, the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the ability of the Collateral Manager to perform its obligations under or the validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Collateral Manager, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(iv)	Except as otherwise disclosed, there is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Collateral Manager, threatened that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under, or on the validity or enforceability of, this Agreement.

(v)

The Collateral Manager is not in violation of its organizational documents or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Collateral Manager or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the performance by the Collateral Manager of its duties hereunder.

18.	Observation Rights.

The Issuer covenants and agrees that, upon written request by the Collateral Manager, the Issuer will promptly provide the Collateral Manager with copies of the minutes of any meeting of the Board of Managers of the Issuer and any written materials presented or reviewed at any such meeting; provided that the Issuer will have no such obligation in respect of any meeting that relates solely to matters of an administrative or routine nature that would have no material effect on the Collateral Manager.

19.	Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including by telecopy) and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of notice by facsimile or electronic mail, when received in legible form (it being agreed that such notice shall be effective at the time that a transmission report confirming transmission is generated by the sender’s facsimile machine), in each case addressed as set forth below:

(a)	If to the Issuer:

Lehigh River LLC

Cira Centre

2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

Telephone: (215) 495-1169

Telecopy: (215) 222-4649

Attention: Gerald F. Stahlecker

Electronic Mail: jerry.stahlecker@franklinsquare.com

(b)	If to the Collateral Manager:

FS Investment Corporation II

Cira Centre

2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

Telephone: (215) 495-1169

Telecopy: (215) 222-4649

Attention: Gerald F. Stahlecker

Electronic Mail: jerry.stahlecker@franklinsquare.com

(c)	If to the Trustee:

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Telephone: (800) 422-2006

Telecopy: (212) 816-5527

Attention: Global Transaction Services — Lehigh River LLC

(d)	If to the Collateral Administrator

Virtus Group, LP

5400 Westheimer Court, Suite 760

Houston, Texas 77056

Telecopy: (866) 816-3203

Attention: Lehigh River LLC

(e)	If to the Noteholders:

At their respective addresses set forth on the Register.

Any party may alter the mailing address, facsimile number or electronic mail address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 19 for the giving of notice.

20.	Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

21.	Entire Agreement; Amendments.

This Agreement contains the entire agreement and understandings among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Notwithstanding any term or condition hereof, the Collateral Manager is not and shall not be considered a party to the Indenture and shall only have the obligations expressly set forth herein and in the Indenture pursuant to Section 7.9(b) of the Indenture. None of the Trustee, any Secured Party or any Noteholder shall have any right or claim arising out of any action or failure to act by the Collateral Manager hereunder (other than as a result of the assignment by the Issuer of certain of its rights hereunder to secure repayment of the Class A Notes pursuant to the Grant under the Indenture). The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing by the parties hereto. The provisions of Article VIII of the Indenture relating to the requirement that the Collateral Manager consent to any amendments thereof are incorporated in this Agreement.

22.	Conflict with the Indenture.

In the event that this Agreement requires any action to be taken with respect to any matter and the Indenture requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, the provisions of the Indenture in respect thereof shall control.

23.	Subordination.

The Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Manager agrees to be bound by the provisions of, Article XI of the Indenture and each of the Collateral Manager and Issuer hereby consents to the assignment of this Agreement as provided in Article XV of the Indenture and the Collateral Manager agrees to the provisions of Section 15.1(f) of the Indenture.

24.	Governing Law; Submission to Jurisdiction; Venue, Etc.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

With respect to Proceedings relating to this Agreement, each party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

THE PARTIES HERETO IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO EACH SUCH PARTY AT THE ADDRESS SPECIFIED IN SECTION 19 OF THIS AGREEMENT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

25.	Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

26.	Costs and Expenses.

The reasonable costs and expenses (including the fees and disbursements of counsel and accountants) incurred by the Collateral Manager in connection with the negotiation and preparation of and the execution of this Agreement, and all matters incident thereto, shall be borne by the Issuer.

27.	Titles Not to Affect Interpretation.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

28.	Execution in Counterparts.

This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

29.	Provisions Separable.

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

30.	Number and Gender.

Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

31.	Survival of Representations, Warranties and Indemnities.

Each representation and warranty made or deemed to be made herein or pursuant hereto, and each indemnity provided for hereby, shall survive indefinitely.

32.	No Recourse.

The Collateral Manager hereby acknowledges and agrees that the Issuer’s obligations hereunder shall be solely the corporate obligations of the Issuer, and the Collateral Manager shall not have any recourse to any of the directors, officers, employees, shareholders or Affiliates of the Issuer with respect to any expenses, losses, damages, judgments, assessments, costs, demands, charges, claims, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. Notwithstanding any other provision of this Agreement, recourse in respect of any obligations of the Issuer hereunder shall be limited to the Collateral applied in accordance with the Priority of Payments and, on the exhaustion thereof, all claims against the Issuer arising from this Agreement or any transactions contemplated hereby shall be extinguished and shall not thereafter revive. This Section 32 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FS INVESTMENT CORPORATION II

By:	/s/ Gerald F. Stahlecker
	Name:	Gerald F. Stahlecker
	Title:	Executive Vice President

LEHIGH RIVER LLC

By:	/s/ Gerald F. Stahlecker
	Name:	Gerald F. Stahlecker
	Title:	Executive Vice President

[Signature Page to Collateral Management Agreement]